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DELOITTE & TOUCHE LLP



                        Suite 3900                   Telephone: (503) 222-1341
                        111 S.W. Fifth Avenue        Facsimile: (503) 224-2172
                        Portland, Oregon  97204-3698


                                                                  Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration statement of
U. S. Bancorp on Form S-3 of our report dated January 30, 1996 (February 11, 1996 as to the final paragraph of Note 2), appearing in the Annual Report on Form 10-K of U. S. Bancorp for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus which is part of the Registration Statement.





/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP


Portland, Oregon
September 24, 1996